UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AKELA PHARMA INC.

(Exact name of registrant as specified in its charter)

Canada
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11400 Burnet Road, Suite 4010, Austin, TX	78758
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-146684 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.   Description of Registrant’s Securities to be Registered.

A description of the common shares, no par value, (the “Common Shares”) of Akela Pharma Inc. (the “Registrant”) will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-146684 relating to the Securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”). The description of the Common Shares contained in the Prospectus under the heading “Capital Structure” is hereby incorporated by reference into this Form 8-A.

Item 2.   Exhibits.

Exhibit	Description
3.1	Articles of Continuance of the Registrant*
3.2	Bylaws of the Registrant*
4.1	Specimen of common share certificate*
4.2	Form of Subscription Agreement, dated December 12, 2005, among the Company and the investors named therein*
4.3	Form of Registration Rights Agreement, dated December 12, 2005, by and between the Company and each investor named therein*
4.4	2007 Stock Incentive Plan*
4.5	Stock Option Plan*
4.6	Form of Lock-up Agreement*

*                 Incorporated by reference to the Registrant’s registration statement on Form F-1 as filed on October 12, 2007
(File No. 333-146684).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AKELA PHARMA INC.

Date October 15, 2007	/s/ Andrew Reiter
Andrew Reiter, Chief Financial Officer (Principal Financial Officer)